EXECUTION VERSION
WESTERN ASSET MORTGAGE CAPITAL CORPORATION
as Issuer
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee
SECOND SUPPLEMENTAL INDENTURE
Dated as of September 14, 2021
to the Indenture
Dated as of October 2, 2017
6.75% Convertible Senior Notes due 2024

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Table of Contents

ACTIVE/111902749.6

ACTIVE/111902749.6

SCHEDULE
Schedule A – Additional Shares
EXHIBIT
Exhibit A – Form of Security

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This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 14, 2021, between WESTERN ASSET MORTGAGE CAPITAL CORPORATION, a Delaware corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”), to the Indenture, dated as of October 2, 2017, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).
RECITALS OF THE COMPANY
WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s debt securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;
WHEREAS, Section 14.01 of the Base Indenture provides, among other things, that the Company and the Trustee may, without the consent of Holders, enter into supplemental indentures to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Section 2.01 and 3.01 of the Base Indenture;
WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;
WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 6.75% Convertible Senior Notes due 2024 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and
WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:
ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01Scope of Supplemental Indenture.  The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Securities, which may be issued from time to time, and shall not apply to any other securities that may be issued under the Base Indenture (or govern the rights of the Holders or the obligations of the Company with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements.  The provisions of this Supplemental Indenture shall, with respect to the Securities, supersede any corresponding provisions in the Base Indenture.  Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Securities and govern the rights of the Holders of the Securities and the obligations of the Company and the Trustee with respect thereto.
Section 1.02Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

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(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular;
(ii) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and
(iii) if the definition of a capitalized term defined in this Supplemental Indenture conflicts with the definition of that capitalized term in the Base Indenture, the definition of that capitalized term in this Supplemental Indenture shall control for purposes of this Supplemental Indenture and the Securities and (in respect of the Securities but not any other series of securities that may be issued under the Base Indenture) the Base Indenture.
“Additional Shares” has the meaning specified in Section 4.06(a) hereof.
“Agent Members” has the meaning specified in Section 2.02(c) hereof.
“Applicable Dividend or Distribution” has the meaning specified in Section 4.04(d) hereof.
“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.
“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.
“Bid Solicitation Agent” means the Company or such other Person as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 4.01(b)(2) hereof. Initially, the “Bid Solicitation Agent” means the Company.
“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.
“Cash Settlement” has the meaning specified in Section 4.03(a)(4) hereof.
“Clause A Distribution” has the meaning specified in Section 4.04(c)(A) hereof.
“Clause B Distribution” has the meaning specified in Section 4.04(c)(B) hereof.
“Clause C Distribution” has the meaning specified in Section 4.04(c) hereof.
“Close of Business” means 5:00 P.M., New York City time.
“Combination Settlement” has the meaning specified in Section 4.03(a)(4) hereof.
“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise

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participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Common Stock” means, subject to Section 4.07 hereof, the shares of common stock, $0.01 par value per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof.
“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Section 5.09, shall include its successors and assigns.
“Conversion Agent” has the meaning specified in Section 5.02 hereof.
“Conversion Date” has the meaning specified in Section 4.02(b) hereof.
“Conversion Notice” has the meaning specified in Section 4.02(b)(1) hereof.
“Conversion Price” means, in respect of each Security, as of any date, $1,000 divided by the Conversion Rate in effect on such date.
“Conversion Rate” means initially 337.9520 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.
“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor entity.
“Daily Conversion Value” means, for each of the 50 consecutive Trading Days during the Observation Period, 1/50th of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Daily VWAP on such Trading Day.
“Daily Measurement Value” has the meaning specified in Section 4.03(a)(6)(A) hereof.
“Daily Settlement Amount” has the meaning specified in Section 4.03(a)(6) hereof.
“Daily VWAP” means, for each of the 50 consecutive Trading Days during the relevant Observation Period, the per-share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WMC <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Distribution Conversion Period” has the meaning specified in Section 4.01(b)(3) hereof.
“Dividend Period” has the meaning specified in Section 4.04(d) hereof.
“Dividend Threshold” has the meaning specified in Section 4.04(d) hereof.
“Effective Date” means (i) the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as

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applicable, or (ii) with respect to a Fundamental Change or Make-Whole Fundamental Change, the date such Fundamental Change or Make-Whole Fundamental Change becomes effective.
“Event of Default” has the meaning specified in Section 6.02 hereof.
“Ex-Dividend Date” means, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise), as determined by such exchange or market.
“Exchange Election” has the meaning specified in Section 4.11 hereof.
“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Security attached hereto as Exhibit A.
“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.
“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.
“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:
(1)a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company, its wholly-owned subsidiaries and its and their employee benefit plans files a Schedule TO or any schedule, form or report under the Securities Exchange Act of 1934, as amended, that discloses that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;
(2)the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock shall be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any Person other than one of the Company’s wholly-owned subsidiaries; provided, however, that a transaction described in clause (B) above in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving entity or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);
(3)the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or
(4)the Common Stock (or other common stock underlying the Securities) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).
A transaction or transactions described in clause (1) or clause (2) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by holders of the Common Stock, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares

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of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Securities become convertible into such consideration, excluding cash payments for fractional shares (subject to Section 4.03 hereof).
If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the immediately preceding paragraph, following the effective date of such transaction), references to the Company in this definition of “Fundamental Change” above shall instead be references to such other entity.
“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b) hereof.
“Fundamental Change Expiration Time” has the meaning specified in Section 3.01(a)(1) hereof.
“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a) hereof.
“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(1) hereof.
“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a) hereof.
“Global Security” means a Security which is executed by the Company and authenticated and delivered to the Depositary or its nominee, all in accordance with the Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent the amount of uncertificated Securities as specified therein.
“Holder” means the Person in whose name a Security is registered in the Security Register.
“Indenture” means the Base Indenture, as originally executed and as supplemented by this Supplemental Indenture, each as may be amended or supplemented from time to time with respect to the Securities.
“Interest Payment Date” means, with respect to the payment of interest on the Securities, each March 15 and September 15 of each year, beginning on March 15, 2022.
“Issue Date” means, with respect to the Securities, September 14, 2021.
“Last Reported Sale Price” of the Common Stock for any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
“Make-Whole Fundamental Change” means any event that is a Fundamental Change determined after giving effect to any exceptions to or exclusions from such definition but without regard to the proviso in clause (2) of the definition thereof.
“Make-Whole Fundamental Change Period” has the meaning specified in Section 4.06(a) hereof.

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“Market Disruption Event,” for the purposes of determining amounts due upon conversion, means (1) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, September 15, 2024.
“Measurement Period” has the meaning specified in Section 4.01(b)(2) hereof.
“Merger Event” has the meaning specified in Section 4.07(a) hereof.
“Observation Period” with respect to any Security surrendered for conversion means:
(x)    if the relevant Conversion Date occurs prior to June 15, 2024, the 50 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date;
(y)    if the relevant Conversion Date occurs on or after the date the Company has sent a Redemption Notice calling such Security for redemption and before the related Redemption Date, the 50 consecutive Trading Day period beginning on, and including, the 51st scheduled Trading Day immediately preceding such Redemption Date; and
(z)     subject to clause (y) above, if the relevant Conversion Date occurs on or after June 15, 2024, the 50 consecutive Trading Days beginning on, and including, the 51st Scheduled Trading Day immediately preceding the Maturity Date.
“Open of Business” means 9:00 A.M., New York City time.
“Optional Redemption” has the meaning specified in Section 9.02(a) hereof.
“Outstanding” means, with respect to the Securities, any Securities authenticated by the Trustee except (i) Securities cancelled by it, (ii) Securities delivered to it for cancellation and (iii)(A) Securities replaced pursuant to Section 3.07 of the Base Indenture, on and after the time such Security is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Security is held by a bona fide purchaser), (B) Securities converted pursuant to Article 4 hereof, on and after their Conversion Date, (C) any and all Securities, as of the Maturity Date, if the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Securities then payable, and (D) any and all Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Securities, only such Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.
“Paying Agent” has the meaning set forth in the Base Indenture and shall be the Person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Repurchase Price of, or Redemption Price of, any Securities on behalf of the Company. Initially, the “Paying Agent” means the Trustee.
“Physical Securities” means any non-Global Security issued pursuant to Section 2.03 hereof that is in definitive, fully-registered form, without interest coupons.
“Physical Settlement” has the meaning specified in Section 4.03(a)(4) hereof.

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“Preliminary Prospectus Supplement” means the Preliminary Prospectus Supplement of the Company, dated September 9, 2021, to the Prospectus, relating to the offering and sale of the Securities.
“Prospectus” means the Prospectus of the Company dated May 26, 2020.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).
“Redemption Date” has the meaning specified in Section 9.03(a) hereof.
“Redemption Notice” has the meaning specified in Section 9.03(a) hereof.
“Redemption Price” has the meaning specified in Section 9.02(a) hereof.
“Reference Property” has the meaning specified in Section 4.07(a) hereof.
“Regular Record Date” means, with respect to any Interest Payment Date, the March 1 (whether or not a Business Day) or the September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date (whether or not such date is a Business Day).
“Reporting Event of Default” has the meaning specified in Section 6.04(a) hereof.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“Security” or “Securities” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture.
“Settlement Amount” has the meaning specified in Section 4.03(a) hereof.
“Settlement Method” has the meaning specified in Section 4.03(a)(2) hereof.
“Settlement Method Election Deadline” has the meaning specified in Section 4.03(a)(4) hereof.
“Settlement Notice” has the meaning specified in Section 4.03(a)(4) hereof.
“Signature Law” has the meaning specified in Section 11.07.
“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the Securities.
“Specified Dollar Amount” has the meaning specified in Section 4.03(a)(6)(A) hereof.
“Spin-Off” has the meaning specified in Section 4.04(c) hereof.
“Stock Price” has the meaning specified in Section 4.06(c) hereof.

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“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, entered into pursuant to the applicable provisions of the Base Indenture and the Supplemental Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.
“Supplementary Interest” has the meaning specified in Section 6.04(a) hereof.
“Trading Day” means, except as set forth in the following paragraph, a day on which (i) trading in the Common Stock (or other security for which a Last Reported Sale Price must be determined) generally occurs on The New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market. If the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a “Business Day.”
For the purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.
“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $1,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected for this purpose by the Company; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.  Any such determination shall be conclusive absent manifest error. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such date of determination and (ii) the Conversion Rate in effect on such determination date.  If (x) the Company is not acting as Bid Solicitation Agent and the Company does not, when it is required to, instruct the Bid Solicitation Agent to obtain bids or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 98% of the product of (i) Last Reported Sale Price of the Common Stock on such determination date and (ii) the Conversion Rate in effect on such determination date for each Trading Day of such failure.
“Trigger Event” has the meaning specified in Section 4.04(c) hereof.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“Underwriter” means JMP Securities LLC, as underwriter to the initial public offering of the Securities.

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“Unit of Reference Property” has the meaning specified in Section 4.07(a) hereof.
“U.S.” or “United States” means the United States of America.
“Valuation Period” has the meaning specified in Section 4.04(c) hereof.
Section 1.03References to Interest.  Any reference to interest on, or in respect of, any Security in this Supplemental Indenture shall be deemed to include Supplementary Interest if, in such context, Supplementary Interest is, was or would be payable pursuant to Section 6.04 hereof.  Any express mention of the payment of Supplementary Interest in any provision hereof shall not be construed as excluding Supplementary Interest in those provisions hereof where such express mention is not made.
ARTICLE 2

THE SECURITIES
Section 2.01Title and Terms; Payments.
(a)Establishment; Designation.  Pursuant to Sections 2.01 and 3.01 of the Base Indenture, there is hereby established and authorized a new series of Securities under this Indenture, which series of Securities shall be designated the “6.75% Convertible Senior Notes due 2024.”
(b)Initial Issuance.  Subject to Section 2.01(c) hereof, the aggregate principal amount of Securities that may initially be authenticated and delivered under this Indenture is limited to $75,000,000 (or up to $86,250,000 if the Underwriter’s over-allotment option is exercised in full).  In addition, the Company may execute, and the Trustee may authenticate and deliver, in each case, in accordance with Section 3.01 of the Base Indenture, an unlimited aggregate principal amount of additional Securities upon the transfer, exchange, purchase or conversion of Securities pursuant to Sections 3.04, 3.06 and 3.07 of the Base Indenture and Sections 3.05 and 4.02 hereof.
(c)Further Issues.  The Company may, without the consent of, or notice to, the Holders, issue additional Securities under this Indenture with the same terms and the same CUSIP number as the Securities initially issued under this Indenture (other than differences in the issue date, issue price and interest accrued prior to the issue date of such additional Securities) in an unlimited aggregate principal amount; provided, that if any such additional Securities are not fungible with the Securities initially issued hereunder for United States federal income tax or securities law purposes, such additional Securities shall have one or more separate CUSIP numbers.  Any such additional Securities shall, for all purposes of this Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Securities initially issued under this Indenture.
(d)Purchases.  The Company may cause all Securities properly surrendered for payment, redemption, repurchase (including as described under Article 3 hereof), registration of transfer or exchange or conversion, if surrendered to any person other than the Trustee (including any of the Company’s agents, Subsidiaries or affiliates), to be delivered to the Trustee. Upon receipt of a written order from the Company, all Securities delivered to the Trustee shall be cancelled promptly by the Trustee. Except for Securities surrendered for registration of transfer of exchange, no Securities shall be authenticated in exchange for any Securities cancelled as provided in this Section 2.01(d).
The Company and its Subsidiaries may, to the extent permitted by law, and directly or indirectly (regardless of whether such Securities are surrendered to it), repurchase Securities in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties pursuant to private agreements, including by cash-settled swaps or other derivatives, in each case, without prior written notice to the Holders. The Company may cause any Securities so repurchased (other than Securities repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, and they shall no longer be considered Outstanding under this Indenture upon their repurchase.

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(e)Denominations.  Notwithstanding Section 3.02 of the Base Indenture, the Securities shall be issued only in minimum denominations of $1,000 and multiples of $1,000 in excess thereof.
Section 2.02Forms.
(a)In General.  Pursuant to Section 2.01 of the Base Indenture, the Securities shall be substantially in the forms set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.
Each Security shall bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto.  Each Security shall also bear the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer.
Any Security that is a Global Security shall bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.
The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent that any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and control.
(b)Initial and Subsequent Form of Securities.  The Company hereby initially appoints The Depository Trust Company as the Depositary for the Securities, which initially shall be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary, and (ii) delivered to the Trustee as custodian for the Depositary.
So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, and except to the extent provided in Section 2.03(d)(1) through (3) hereof, all Securities shall be represented by one or more Global Securities.
(c)Global Securities.  Each Global Security shall represent the aggregate principal amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or purchases by the Company.
Only the Trustee, or the Custodian holding such Global Security for the Depositary, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Securities represented by a Global Security in accordance with this Indenture and the Applicable Procedures, the Trustee, or the Custodian holding such Global Security for the Depositary, at the direction of the Trustee, shall endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby.  None of the Trustee, the Company or any agent of the Trustee or the Company shall have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian,

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or under the Global Security, and Cede & Co., or such other Person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.
Section 2.03Transfer and Exchange.
(a)In General.  Notwithstanding anything to the contrary in Section 3.06 of the Base Indenture, the Company is not required to transfer or exchange any Securities or portions thereof that have been surrendered for purchase in accordance with Article 3 hereof (unless the related Fundamental Change Repurchase Notice is withdrawn in accordance with the provisions of Section 3.03 hereof) or for conversion in accordance with Article 4 hereof or that have been called for redemption in accordance with the provisions of Article 9 hereof, and a written form of transfer substantially in the form of the Form of Assignment and Transfer shall be deemed to be a written instrument of transfer satisfactory to the Company and the Registrar.
At such time as all interests in a Global Security have been purchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian for the Global Security.  At any time prior to such cancellation, if any interest in a Global Security is purchased, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.
No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Securities, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by this Indenture.
(b)Global Securities.  Notwithstanding anything to the contrary in Section 3.06 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security shall be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(c)Holders Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest (subject to Section 8.03 of the Base Indenture) on such Security at the Maturity Date, in connection with a Fundamental Change, upon any conversion, in connection with any Optional Redemption and for all other purposes whatsoever, including delivery of shares of Common Stock on conversion, for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
(d)Notwithstanding anything to the contrary in Section 3.06 of the Base Indenture:
(1)Each Global Security shall be exchanged for Physical Securities if the Depositary delivers notice to the Company at any time that the Depositary is unwilling or unable to continue to act as Depositary, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

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(2)The Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days.
(3)If an Event of Default with respect to the Securities has occurred and is continuing, any owner of a beneficial interest in a Global Security requests to exchange such beneficial interest for Physical Securities by delivering a written request to the Registrar.
In the case of an exchange for Physical Securities under clause (1) above:
(A)each Global Security shall be deemed surrendered to the Trustee for cancellation;
(B)the Trustee shall cause each Global Security to be cancelled in accordance with the Applicable Procedures; and
(C)the Company, in accordance with Section 3.03 of the Base Indenture, shall promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.03 of the Base Indenture, shall promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Securities are required to bear under this Indenture.
In the case of an exchange for Physical Securities under clause (2) above:
(A)the Registrar shall deliver notice of such request to the Company and the Trustee, which notice shall identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Registrar by the Depositary;
(B)the Company, in accordance with Section 3.03 of the Base Indenture, shall promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.03 of the Base Indenture, shall promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture; and
(C)the Registrar, in accordance with the Applicable Procedures, shall cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged.  If all of the beneficial interests in a Global Security are so exchanged, such Global Security shall be deemed surrendered to the Trustee for cancellation, and the Trustee shall cause such Global Security to be cancelled in accordance with the Applicable Procedures.
In the case of an exchange for Physical Securities under clause (3) above:
(A)the Company shall deliver notice of such request to the Registrar and the Trustee, which notice shall identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;
(B)the Company, in accordance with Section 3.03 of the Base Indenture, shall promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.03 of the Base Indenture, shall promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture and any applicable law; and

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(C)the Registrar, in accordance with the Applicable Procedures, shall cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged.  If all of the beneficial interests in a Global Security are so exchanged, such Global Security shall be deemed surrendered to the Trustee for cancellation, and the Trustee shall cause such Global Security to be cancelled in accordance with the Applicable Procedures.
In each of the cases described in clauses (1), (2) and (3) above, the Company may rely on the Depositary to provide all names of beneficial owners and their respective principal amounts beneficially owned and may issue Physical Securities registered in the names and amounts so provided by the Depositary.
(e)Physical Securities.  Except to the extent otherwise provided in Section 2.03(a) hereof, Physical Securities may be transferred or exchanged in accordance with Section 3.03 of the Base Indenture.
Section 2.04Payments on the Securities.
(a)In General.  Each Security shall accrue interest at a rate equal to 6.75% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date.  Interest on a Security shall cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article 3 hereof, any Fundamental Change Repurchase Date for such Security, subject to the provisions of Article 4 hereof, any Conversion Date for such Security and, subject to the provisions of Article 9 hereof, any Redemption Date for such Security.  Interest on any Security shall be payable semi-annually in arrears on each Interest Payment Date, beginning March 15, 2022, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date.  As provided in Section 3.10 of the Base Indenture, interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months, and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.  Pursuant to Section 6.04 hereof, in certain circumstances, the Company may be obligated to pay Holders Supplementary Interest.
The Securities shall mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security shall be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Securities (except that accrued and unpaid interest shall be paid on the Maturity Date to Holders of record on the related Regular Record Date).
Notwithstanding anything to the contrary, if the Maturity Date or any Interest Payment Date, Fundamental Change Repurchase Date, any Redemption Date or Conversion Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such scheduled payment date, and no additional interest shall accrue and no Default shall occur on account of such delay.
(b)Method of Payment.  The Company shall pay the principal of, the Fundamental Change Repurchase Price for, the Redemption Price for, and any cash portion of the Settlement Amount with respect to, any Physical Security to the Holder of such Security in cash at the Corporate Trust Office of the Paying Agent, prior to 10:00 a.m., New York City time, on the relevant payment or settlement date, as the case may be.  The Company shall pay any interest on any Physical Security to the Holder of such Security (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Securities mailed to such Holder’s registered address, and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either (A) by check mailed to such Holder’s registered address or, (B) upon application by such a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until such Holder notifies, in writing, the Registrar to the contrary.

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The Company shall pay the principal of, interest on, the Fundamental Change Repurchase Price for, the Redemption Price for, and any cash portion of the Settlement Amount with respect to, any Global Security to the Depositary by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.
(c)Defaulted Payments.  Notwithstanding Section 3.08 of the Base Indenture, payments of the Fundamental Change Repurchase Price, Redemption Price, principal and interest that are not made when due shall accrue interest per annum at the then-applicable interest rate for the Securities plus one percent from the required payment date.
ARTICLE 3

PURCHASES
Section 3.01Purchase at Option of Holders upon a Fundamental Change.  (a)  If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities, or any portion thereof that is equal to $1,000 or a multiple of $1,000, on a date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 or more than 35 calendar days following the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that if the Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company shall instead pay the full amount of accrued and unpaid interest on such Security on the Interest Payment Date to the Holder of record of such Security as of such Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Securities to be purchased.
Purchases of Securities under this Section 3.01 shall be made, at the option of the Holder thereof, upon:
(1)if the Securities to be purchased are Physical Securities, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Security attached hereto as Exhibit A and of the Securities, duly endorsed for transfer, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”); and
(2)if the Securities to be purchased are Global Securities, delivery of the Securities, by book-entry transfer, in compliance with the Applicable Procedures of the Depositary and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Security for purchase, by the Fundamental Change Expiration Time.
The Fundamental Change Repurchase Notice in respect of any Securities to be purchased shall state:
(1)if certificated, the certificate numbers of such Securities;
(2)the portion of the principal amount of such Securities, which must be $1,000 or an integral multiple thereof; and
(3)that such Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the Fundamental Change

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Expiration Time by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03 hereof.
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
(b)On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Securities, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the procedures of the Depositary for providing notices.
Each Fundamental Change Company Notice shall specify:
(1)the events causing the Fundamental Change;
(2)the date of the Fundamental Change;
(3)the last date on which a Holder of Securities may exercise the repurchase right pursuant to this Article 3;
(4)the Fundamental Change Repurchase Price;
(5)the Fundamental Change Repurchase Date;
(6)the name and address of the Paying Agent and the Conversion Agent, if applicable;
(7)if applicable, the Conversion Rate and any adjustments to the Conversion Rate;
(8)that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and
(9)the procedures that Holders must follow to require the Company to purchase their Securities.
No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of Securities or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 3.01.
(c)Notwithstanding the foregoing, there shall be no purchase of any Securities pursuant to this Section 3.01 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities).  The Paying Agent shall promptly return to the respective Holders thereof any Physical Securities held by it during the acceleration of the Securities (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities) and shall deem to be cancelled any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
(d)Notwithstanding anything to the contrary in this Article 3, the Company shall not be required to purchase, or to make an offer to purchase, the Securities upon a Fundamental Change if a third party makes such an

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offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth in this Article 3 and such third party purchases all Securities properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth this Article 3.
Section 3.02Effect of Fundamental Change Repurchase Notice.  Upon receipt by the Paying Agent of a Fundamental Change Repurchase Notice specified in Section 3.01, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 3.03 hereof) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in cash with respect to such Security (and any previously accrued and unpaid interest on such Security).  Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Repurchase Date (provided the conditions in Section 3.01 have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.01, subject in each case to extensions to comply with applicable law.
Section 3.03Withdrawal of Fundamental Change Repurchase Notice.  A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Fundamental Change Expiration Time, specifying:
(1)the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;
(2)if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and
(3)the principal amount, if any, which remains subject to the Fundamental Change Repurchase Notice;
provided, however, that if the Securities are Global Securities, the notice must comply with Applicable Procedures of the Depositary.
The Paying Agent shall promptly return to the respective Holders thereof any Physical Securities with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.
Section 3.04Deposit of Fundamental Change Repurchase Price.  Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Repurchase Date.  If the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Securities for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Repurchase Date, then as of such Fundamental Change Repurchase Date, (a) such Securities shall cease to be Outstanding and interest shall cease to accrue thereon (whether or not book-entry transfer of such Securities is made or such Securities have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price and, if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Business Day immediately following the corresponding Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive the related interest payment).

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Section 3.05Securities Purchased in Whole or in Part.  Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.  Any Holder whose Securities are purchased pursuant to this Article 3 shall receive payment of the Fundamental Change Repurchase Price on the later of (i) the Fundamental Change Repurchase Date or (ii) the time of book-entry transfer or the delivery of the Securities so purchased.
Section 3.06Covenant To Comply with Applicable Laws upon Purchase of Securities.  In connection with any offer to purchase Securities under Section 3.01, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws in connection with such purchase offer. To the extent that, as a result of a change in law occurring after the Issue Date, the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to repurchase the Securities upon a Fundamental Change, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.
Section 3.07Repayment to the Company.  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 hereof exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase as of the Fundamental Change Repurchase Date, then, following the Fundamental Change Repurchase Date, the Paying Agent shall promptly return any such excess to the Company.
ARTICLE 4

CONVERSION
Section 4.01Right To Convert. Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to convert its Securities, or any portion of its Securities such that the principal amount that remains Outstanding of each Security that is not converted in full equals $1,000 or an integral multiple of $1,000 in excess thereof, into the Settlement Amount determined in accordance with Section 4.03(a) hereof, (x) prior to the Close of Business on the Business Day immediately preceding June 15, 2024, only upon satisfaction of one or more of the conditions described in Section 4.01(b) hereof, and (y) on or after June 15, 2024, at any time prior to the Close of Business on the second Business Day immediately preceding the Maturity Date. Notwithstanding the immediately preceding sentence, if the Company calls the Securities for redemption, a Holder of Securities may convert Securities that are subject to such redemption only until the Close of Business on the second Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price).
(b)     A Holder may surrender Securities for conversion at any time during any calendar quarter commencing after the calendar quarter ending on December 31, 2021 (and only during such calendar quarter) if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 110% of the Conversion Price in effect on each applicable Trading Day. Neither the Trustee nor the Conversion Agent shall have any obligation to make any calculation or to determine whether the Securities may be surrendered for conversion, or to notify the Company, the Depositary or any Holders if the Securities have become convertible.
(2)A Holder may surrender all or a portion of its Securities for conversion at any time during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which

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the Trading Price per $1,000 principal amount of Securities, as determined following a written request by a Holder in accordance with the procedures set forth in this Section 4.01(b)(2), for each Trading Day of such Measurement Period was less than 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such Trading Day and (ii) the Conversion Rate in effect on each such Trading Day.  The Trading Price shall be determined by the Bid Solicitation Agent pursuant to this Section 4.01(b)(2) and the definition of “Trading Price” set forth in Section 1.02 hereof.  The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each.  The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Securities unless the Company has requested such determination in writing; and the Company shall have no obligation to make such request (or, if the Company is the Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price of the Securities) unless a Holder of at least $1,000,000 aggregate principal amount of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such Trading Day and (ii) the Conversion Rate in effect on such Trading Day.  At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine (or, if the Company is the Bid Solicitation Agent, the Company shall determine) the Trading Price per $1,000 principal amount of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities for a Trading Day is greater than or equal to 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such Trading Day and (ii) the Conversion Rate in effect on such Trading Day.  Whenever the condition to conversion set forth in this Section 4.01(b)(2) has been met, following a request as described above, but was not met on the immediately preceding Trading Day, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the condition to conversion specified in this Section 4.01(b)(2) has been met, following a request as described above, the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate in effect for such date, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) that the condition to conversion specified in this Section 4.01(b)(2) is no longer met and thereafter neither the Company nor the Bid Solicitation Agent (if other than the Company) shall be required to solicit bids again until a new Holder request is made in accordance with the above. The Company shall initially act as Bid Solicitation Agent.
(3)If, prior to the Close of Business on the Business Day immediately preceding June 15, 2024, the Company elects to (x) issue to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (taking into account any consideration received by the Company as described in Section 4.04(b)); or (y) distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights to purchase the Company’s securities, which distribution has a per-share value, as reasonably determined by the Company, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Company must deliver notice of such issuance or distribution, and of the Ex-Dividend Date for such issuance or distribution, to the Holders (with a copy to the Conversion Agent) at least 60 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution; provided that if, at a time when the Company is otherwise permitted to elect to settle conversions of Securities by Physical Settlement, the Company elects Physical Settlement for conversions that have Conversion Dates that occur during the Distribution Conversion Period, the Company may provide at least 10 Scheduled Trading Days’ notice prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of (a) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (b) the Company’s announcement that such issuance or distribution shall not take place (such period, the “Distribution Conversion Period”), even if the Securities are not otherwise convertible at such time; provided, however, that Holders shall not have the right to convert their Securities pursuant to this Section 4.01(b)(3) if the Company provides that Holders shall participate, at the same time and upon the same terms, as holders of the Common Stock in any of the transactions described above

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without having to convert their Securities as if they held a number of shares of the Common Stock equal to the Conversion Rate in effect as of the Record Date for such issuance or distribution multiplied by the principal amount (expressed in thousands) of Securities held by such Holder on the Ex-Dividend Date for such issuance or distribution.
(4)If (i) a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the Close of Business on the Business Day immediately preceding June 15, 2024, regardless of whether a Holder has the right to require the Company to repurchase the Securities as described under Article 3 or (ii) the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets (other than a merger effected solely to change the Company’s jurisdiction or incorporation that does not otherwise constitute a Fundamental Change or a Make-Whole Fundamental Change), in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets prior to the Close of Business on the Business Day immediately preceding June 15, 2024, all or any portion of a Holder’s Securities may be surrendered for conversion at any time from or after the effective date of the transaction until 35 Trading Days after such effective date or, if such transaction is also a Fundamental Change, until the related Fundamental Change Repurchase Date.  The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the date of such transaction.
(c)Notwithstanding any other provision of the Securities or this Indenture, no Holder of Securities shall be entitled to receive Common Stock following conversion of such Securities to the extent that receipt of such Common Stock would cause such Holder to exceed the ownership limitations contained in the Company’s amended and restated certificate of incorporation.
(d)If any delivery of shares of Common Stock owed to a Holder upon conversion of Securities is not made, in whole or in part, as a result of the limitations described in Section 4.01(c), the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in it exceeding the ownership limitations in the Company’s amended and restated certificate of incorporation.
Section 4.02Conversion Procedures.
(a)Each Security shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures of the Depositary.
(b)To exercise the conversion privilege with respect to a beneficial interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.02(f), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.
To exercise the conversion privilege with respect to any Physical Securities, the Holder of such Physical Securities shall:
(1)complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;
(2)deliver the Conversion Notice, which is irrevocable, and the Security to the Conversion Agent;
(3)if required, furnish appropriate endorsements and transfer documents; and
(4)if required, make any payment required under Section 4.02(f).

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If, upon conversion of a Security, any shares of Common Stock are to be issued to a Person other than the Holder of such Security, the related Conversion Notice shall include such other Person’s name and address.
If a Security is subject to a Fundamental Change Repurchase Notice, such Security may not be converted unless such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 3.03 hereof prior to the relevant Fundamental Change Expiration Time. If a Holder submits its Securities for repurchase pursuant to a Fundamental Change Repurchase Notice, such Holder’s right to withdraw the Fundamental Change Repurchase Notice and convert the Securities that are subject to repurchase shall terminate at the Close of Business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date.
If the Company calls any or all of the Securities for redemption pursuant to Article 9 hereof, a Holder of Securities may convert all or any portion of its Securities called for redemption only until the Close of Business on the second Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pay the Redemption Price). If a portion of a Holder’s Security is selected for partial redemption and such Holder converts a portion of the same Security, the converted portion will be deemed to be from the portion selected for redemption.
For any Security, the first Business Day on which the Holder of such Security satisfies all of the applicable requirements set forth above with respect to such Security and on which conversion of such Security is not otherwise prohibited under this Indenture shall be the “Conversion Date” with respect to such Security.
Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that the Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the Close of Business on (i) such Conversion Date (in the case of Physical Settlement) or (ii) the last Trading Day of the applicable Observation Period (in the case of Combination Settlement) except to the extent required by Section 4.04 hereof.  At the Close of Business on the Conversion Date for a Security, the converting Holder shall no longer be the Holder of such Security.
(c)Endorsement.  Any Securities surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.
(d)Physical Securities.  If any Securities in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.
(e)Global Securities.  Upon the conversion of a beneficial interest in Global Securities, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.
(f)Interest Due Upon Conversion.  If a Holder converts a Security after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Security with an amount of cash equal to the amount of interest payable on such Security on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided, however, that a Holder need not make such payment (1) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (3) if the Company has specified a Redemption Date that is after the Regular Record Date immediately preceding the Maturity Date and on or prior to the Maturity Date;

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or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.
(g)Taxes Due upon Conversion.  If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.
Section 4.03Settlement Upon Conversion.
(a)Settlement Amount.  Subject to this Section 4.03 and Section 4.06(b), if a Holder converts a Security, the Company shall pay or deliver to such Holder, as the case may be, in respect of each $1,000 principal amount of Securities being converted, solely cash, solely shares of Common Stock (together with cash in lieu of fractional shares as provided herein) or a combination of cash and Common Stock (the “Settlement Amount”), at the Company’s election, as set forth in this Section 4.03.
(1)The Company shall pay or deliver, as the case may be, the Settlement Amount on the second Business Day immediately following (i) the last Trading Day of the Observation Period in the case of Cash Settlement or Combination Settlement or (ii) the Conversion Date in the case of Physical Settlement.
(2)All conversions for which the relevant conversion date occurs on or after June 15, 2024 (including a Conversion Date following any date the Company delivers a Redemption Notice and prior to the related Redemption Date) shall be settled in the same relative proportions of cash and/or shares of Common Stock (the “Settlement Method”).
(3)Except for any conversions for which the relevant conversion date occurs on or after June 15, 2024, the Company shall elect (or be deemed to have elected) the same Settlement Method for all conversions occurring on any given Conversion Date. Except for any conversions for which the relevant conversion date occurs on or after June 15, 2024, the Company need not elect the same Settlement Method with respect to conversions that occur on different Conversion Dates.
(4)If the Company elects a Settlement Method, the Company shall deliver to Holders so converting, and to the Trustee, a notice (each, a “Settlement Notice”) of the relevant Settlement Method not later than the Close of Business on the Trading Day immediately following the related Conversion Date (or in the case of (i) any conversions of Securities for which the relevant Conversion Date occurs on or after June 15, 2024 (including a Conversion Date following any date the Company delivers a Redemption Notice and prior to the related Redemption Date), no later than June 15, 2024 or (ii) any conversions of Securities for which the Company has elected Physical Settlement pursuant to Section 4.01(b)(iii) in a notice as described in such Section) (in each case, the “Settlement Method Election Deadline”).  Each such Settlement Notice shall specify whether the Company shall satisfy its conversion obligation by (i) delivering solely shares of Common Stock (together with cash in lieu of fractional shares as provided herein) (“Physical Settlement”), (ii) paying solely cash (“Cash Settlement”) or (iii) paying and delivering, as the case may be, a combination of cash and shares of Common Stock (“Combination Settlement”).  In the case of an election that provides for Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount.  If the Company does not deliver a Settlement Notice on or prior to the Settlement Method Election Deadline with respect to a conversion, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to any conversion on such Conversion Date or during such period, and the Company shall be deemed to have elected Combination Settlement with respect to such conversion, and the Specified Dollar Amount per $1,000 principal amount of Securities shall be equal to $1,000. If the Company delivers a Settlement Notice electing Combination Settlement (or is deemed to have elected Combination Settlement) in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Securities to be converted in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Securities shall be deemed to be $1,000.

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The Company may, by notice to the Holder prior to June 15, 2024, irrevocably elect or eliminate any Settlement Method that the Company is then permitted to elect (and, if applicable, the Company may irrevocably fix the Specified Dollar Amount or a minimum Specified Dollar Amount), and such Settlement Method (and, if applicable, Specified Dollar Amount or minimum Specified Dollar Amount) will apply to all conversions with a Conversion Date that is on or after the date the Company sends such notice; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Security pursuant to the provisions described in this Article 4. Concurrently with providing notice to all Holders of an election to irrevocably elect or eliminate any Settlement Method, the Company shall promptly either post an announcement on its website or issue a report on Form 8-K (or any successor form) disclosing such irrevocably elected or eliminated Settlement Method. If the Company irrevocably elects Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Securities at or above a specific amount, the Company will, after the date of such change or election, as the case may be, inform Holders converting their Securities through the Trustee in writing of such Specified Dollar Amount no later than the relevant Settlement Method Election Deadline, or, if the Company does not timely notify Holders, such Specified Dollar Amount will be the specific amount set forth in the election notice or, if no specific amount was set forth in the election notice, such Specified Dollar Amount will be $1,000 per $1,000 principal amount of Securities. For the avoidance of doubt, such an irrevocable election, if made by the Company, will be effective without the need to amend this Indenture or the Securities. However, the Company may nonetheless choose to execute such an amendment at its option pursuant to Section 8.01(l).
(5)The Settlement Amount in respect of any conversion shall be computed as follows:
(A)if the Company elects Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Securities being converted a number of shares of Common Stock equal to the Conversion Rate;
(B)if the Company elects Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Securities being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 50 consecutive Trading Days during the related Observation Period; and
(C)if the Company elects (or is deemed to have elected) Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Securities being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 50 consecutive Trading Days during the related Observation Period.
(6)The “Daily Settlement Amount” for each of the 50 consecutive Trading Days of the applicable Observation Period, shall consist of:
(A)cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of Securities to be received upon conversion as specified in the Settlement Notice (the “Specified Dollar Amount”), if any, divided by 50 (such quotient being referred to as the “Daily Measurement Value”) and (ii) the Daily Conversion Value; and
(B)if the Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value for such Trading Day, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP of the Common Stock for such Trading Day.
(7)In the case of Cash Settlement or Combination Settlement, the Settlement Amount or Daily Conversion Values shall be determined by the Company promptly following the last day of the Observation Period.  Promptly after such determination, the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable

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in lieu of fractional shares of Common Stock.  The Trustee and the Conversion Agent shall be entitled to rely exclusively on the notice given by the Company and shall have no responsibility for any such determination.
(b)Fractional Shares.  Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock with respect to any converted Security in respect of which shares of Common Stock are deliverable.  Instead, if any such shares of Common Stock includes a fraction of a share of Common Stock, the Company shall, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of (i) such fraction of a share and (ii) the Daily VWAP of the Common Stock on the relevant Conversion Date (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day), in the case of Physical Settlement, or on the last Trading Day of the applicable Observation Period (in the case of Combination Settlement), subject in each case to the following paragraph.
If a Holder surrenders more than one Security for conversion on a single Conversion Date, the Company shall (in the case of any Global Note, to the extent permitted by, and applicable under, the Applicable Procedures of the Depositary) calculate the amount of cash and the number of shares of Common Stock due with respect to such Securities as if such Holder had surrendered for conversion one Security having an aggregate principal amount equal to the sum of the principal amounts of each of the Securities surrendered for conversion by such Holder on such Conversion Date.
(c)Settlement of Accrued Interest and Deemed Payment of Principal.  Subject to Section 4.02(f), if a Holder converts a Security, the Company shall not adjust the Conversion Rate to account for any accrued and unpaid interest on such Security and the Company’s delivery of the amount of cash and the number of shares of Common Stock, if any, into which a Security is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Security to, but excluding, the Conversion Date; provided, however, that if a Holder converts a Security after the Close of Business on a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company shall still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Security on such Regular Record Date.  As a result of the foregoing, and Section 4.02(f), the Company shall pay accrued and unpaid interest on the Maturity Date on all Securities converted after the Regular Record Date immediately preceding the Maturity Date to the Holders of record of such Securities on such Regular Record Date, and converting Holders will not be required to pay the Company equivalent amounts. For a Conversion Date following any date that the Company delivers a Redemption Notice and prior to the related Redemption Date that occurs on or prior to the Regular Record Date immediately preceding the Maturity Date, the Company shall deliver cash in respect of the accrued and unpaid interest on such Security to, but not including, the date on which the Company delivers the applicable Settlement Amount.
As a result, except as otherwise provided in the proviso to the first sentence of the immediately preceding paragraph and except for a Conversion Date following any date the Company delivers a Redemption Notice and prior to the related Redemption Date that occurs on or prior to the Regular Record Date immediately preceding the Maturity Date, any accrued and unpaid interest with respect to a converted Security shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  In addition, except as otherwise provided in the proviso to the first sentence of the immediately preceding paragraph, if the Settlement Amount for any Security includes both cash and shares of the Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the amount of cash delivered upon such conversion.  Except as otherwise provided herein, in no event will a Holder be entitled to receive any dividend or other distribution with respect to any Common Stock issued on conversion of such Holder’s Securities if the applicable Conversion Date is after the Regular Record Date for such dividend or distribution.  Prior to any conversion in accordance with this Section 4.03, a Holder shall not be the owner of any Common Stock issuable upon conversion of such Holder’s Securities.
(d)Notices.  Whenever a Conversion Date occurs with respect to a Security, the Conversion Agent shall, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a Conversion Date has occurred, which notice shall state such Conversion Date, the principal amount of Securities converted on such Conversion Date and the names of the Holders that converted Securities on such Conversion Date.

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Section 4.04Adjustment of Conversion Rate. The Conversion Rate shall be adjusted as described in this Section 4.04, except that the Company shall not make any adjustments to the Conversion Rate if Holders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Securities, in any of the transactions described below without having to convert their Securities, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.
(a)If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0 x	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(b)If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 x	OS0 + X
OS0 + Y

where,

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CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance.  To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.
For the purpose of this Section 4.04(b) and Section 4.01(b)(3) hereof, in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company.
(c)If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:
(1)dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 4.04(a) hereof or Section 4.04(b) hereof;
(2)dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 4.04(d) hereof  shall apply;
(3)distributions of Reference Property in exchange for, or upon conversion of, Common Stock in a Merger Event as to which the provisions set forth in Section 4.07 shall apply; and
(4)Spin-Offs as to which the provisions set forth below in this Section 4.04(c) shall apply;
then the Conversion Rate shall be increased based on the following formula:

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CR1	=	CR0 x	SP0
SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company) of the shares of the Company’s Capital Stock, evidences the Company’s indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 4.04(c) above shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Securities shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.
With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 x	FMV0 + MP0
MP0

where,

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CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph of this Section 4.04(c) shall occur at the Close of Business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Securities for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Spin-Off and such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Securities for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day.  In addition, if the Ex-Dividend Date for such Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Securities, references to “10” or “10th” within this Section 4.04(c) shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period.
Subject to Section 4.04(g), for the purposes of this Section 4.04(c), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Conversion Rate under this Section 4.04(c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c).  If any such right, option or warrant, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders).  In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have

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expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
For purposes of Section 4.04(a) hereof, Section 4.04(b) hereof and this Section 4.04(c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:
(A)a dividend or distribution of shares of Common Stock to which Section 4.04(a) hereof also applies (the “Clause A Distribution”); or
(B)a dividend or distribution of rights, options or warrants to which Section 4.04(b) hereof also applies (the “Clause B Distribution”), then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(b) hereof with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 4.04(b) hereof, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a) hereof.
(d)If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, that, together with all prior dividends or distributions made to all or substantially all holders of the Common Stock during the calendar quarter in which such dividend or distribution is made (such calendar quarter, the “Dividend Period”), exceeds $0.06 per share (the “Dividend Threshold”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 x	SP0
SP0 – C

where,

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CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=
the amount in cash per share the Company dividends or distributes to all or substantially all holders of the Common Stock (the “Applicable Dividend or Distribution”) in excess of the Dividend Threshold; provided that for purposes of this definition “C,” the Dividend Threshold with respect to any date shall be reduced by the aggregate per share cash dividends or distributions that were previously made to all or substantially all Holders of the Common Stock during the dividend period for the Applicable Dividend or Distribution; and provided further that if the result of such reduction is a negative number, the Dividend Threshold shall be deemed to be zero for such Dividend Period.

The Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Dividend Threshold for any adjustment to the Conversion Rate under this Section 4.04(d).
Any increase to the conversion rate made under this Section 4.04(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.
(e)If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

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CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the Close of Business the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1		the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1		the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under the preceding paragraph of this Section 4.04(e) shall occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Securities for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in this Section 4.04(e) shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Securities for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in this Section 4.04(e) shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Trading Day in determining the Conversion Rate as of such Trading Day.  In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Securities, references to “10 Trading Days” or “10th” within this Section 4.04(e) shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.
(f)Special Settlement Provisions.   Notwithstanding anything to the contrary herein, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Securities on or after such Ex-Dividend Date and on or prior to the related Regular Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date in accordance with the provisions of the last paragraph of Section 4.02(b) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such

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Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(g)Poison Pill.  To the extent that the Company has a rights plan in effect upon conversion of a Security into Common Stock, the Holder converting such Security shall receive, in addition to any shares of Common Stock otherwise received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock, shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 4.04(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.
(h)Deferral of Adjustments.  If an adjustment to the Conversion Rate otherwise required by this Section 4.04 would result in a change of less than 1% to the Conversion Rate, then, notwithstanding anything to the contrary herein, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate; (ii) the Conversion Date of, or any Trading Day of an Observation Period for, any Security; (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; (iv) if the Company calls any Securities for redemption; and (v) June 15, 2024.
(i)Limitation on Adjustments.  Except as stated in this Section 4.04, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.
In addition, notwithstanding anything to the contrary herein, the Conversion Rate shall not be adjusted:
(1)upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(2)upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
(3)upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (2)  and outstanding as of the date the Securities were first issued;
(4)upon the issuance of any shares of Common Stock at a price below the Conversion Price or otherwise;
(5)for a third-party tender offer by any party other than a tender offer by one or more of the Company’s subsidiaries as described in Section 4.04(e);
(6)upon the repurchase of any shares of the Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender offer or exchange offer of the kind described in Section 4.04(e);
(7)solely for a change in the par value of the Common Stock; or
(8)for accrued and unpaid interest on the Securities, if any.

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(j)For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
(k)Withholding on Adjustments.  If, in connection with any adjustment to the Conversion Rate as set forth in this Section 4.04, a Holder shall be deemed for U.S. federal tax purposes to have received a distribution and the Company reasonably believes it is required to collect withholding tax with respect to any such deemed distribution, the Company may withhold from cash payments of interest in accordance with the provisions of Section 2.04 hereof or from cash and Common Stock, if any, otherwise deliverable to a Holder upon a conversion of Securities in accordance with the provisions of Section 4.03 hereof or repurchase of a Security in accordance with the provisions of Article 3 hereof.
Section 4.05Other Adjustments.
(a)Adjustments of Prices.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the Stock Price for purposes of Section 4.06), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or the expiration date of the event occurs, at any time during the period when such Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.
(b)Voluntary Adjustments.  To the extent permitted by the rules of The New York Stock Exchange, the Company is permitted to increase the Conversion Rate of the Securities by any amount for a period of at least 20 Business Days if the Company determines that such increase would be in the Company’s best interest.  The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
Section 4.06Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.
(a)Increase in the Conversion Rate.  If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 4.06.  A conversion of Securities shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).
(b)Cash Mergers.  Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy its conversion obligation by Physical Settlement, Cash Settlement or Combination Settlement, pursuant to Section 4.03. However, if the consideration paid for the Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is composed entirely of cash, then, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the payment and delivery obligations upon the conversion of a Security shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall be deemed to be an

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amount of cash, per $1,000 principal amount of Securities converted, equal to the product of (i) the Conversion Rate in effect on the applicable Conversion Date (as increased by any number of Additional Shares required by this Section 4.06) multiplied by (ii) such Stock Price.  In such event, the Company shall determine the settlement amount and pay such amount of cash to a converting Holder on the second Business Day following the applicable Conversion Date.
(c)Determining the Number of Additional Shares.  The number of Additional Shares, if any, by which the Conversion Rate shall be increased for a Holder that converts its Securities in connection with a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the Effective Date the Make-Whole Fundamental Change and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change.  If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.
(d)Interpolation and Limits.  The exact Stock Price and Effective Date may not be set forth in the table in Schedule A, in which case:
(1)If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable.
(2)If the Stock Price is greater than $4.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.06(d)(4) hereof), the Conversion Rate shall not be increased.
(3)If the Stock Price is less than $2.69 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.06(d)(4) hereof), the Conversion Rate shall not be increased.
Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Securities exceed 371.7472 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 4.04 hereof.
(4)The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is adjusted as set forth in Section 4.04.
(e)Notices.  The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.
Section 4.07Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.
(a)Merger Events.  In the case of:

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(1)any recapitalization, reclassification or change of the Common Stock (other than a change to the par value, or from par value to no par value, or changes resulting from a subdivision or combination);
(2)any consolidation, merger or combination involving the Company;
(3)any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or
(4)any statutory share exchange;
in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such stock, other securities, other property or assets, “Reference Property,” and the amount of kind of Reference Property that a holder of one share of Common Stock is entitled to receive in the applicable Merger Event, a “Unit of Reference Property”) then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Securities based on a number of shares of the Common Stock equal to the applicable Conversion Rate shall, without the consent of the Holders, be changed into a right to convert each $1,000 principal amount of Securities based on a number of Units of Reference Property equal to the applicable Conversion Rate and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such change in the right to convert each $1,000 principal amount of Securities; provided, however, that (i) any amount payable in cash upon conversion of the Securities in accordance with Sections 4.03 and 4.06 hereof shall continue to be payable in cash, (ii) the number of shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Sections 4.03 and 4.06 hereof shall instead be deliverable in Units of Reference Property and (iii) the Daily VWAP and the Last Reported Sale Price shall, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property and the definitions of Trading Day and Market Disruption Event shall be determined by reference to the components of a Unit of Reference Property.
If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the Unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average as soon as practicable after such determination is made.
If the holders of the Common Stock to receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event, (i) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 4.06), multiplied by the price paid per share of the Common Stock in such Merger Event and (ii) the Company shall satisfy its conversion obligation by paying cash to converting Holders on the second Business Day immediately following such Conversion Date.
The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07.  Such supplemental indenture described in the third immediately preceding paragraph shall provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described in this Article 4. If the Reference Property in respect of any Merger Event includes shares of stock, securities or other property or assets of a Person other than the successor or purchasing Person (excluding, for the avoidance of doubt, cash paid by such resulting or surviving company, successor or purchasing company), as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of

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Holders to require the Company to repurchase their Securities upon a Fundamental Change pursuant to Article 3, as the Company reasonably considers necessary by reason of the foregoing.
In connection with any adjustment to the Conversion Rate described herein, the Company shall also adjust the Dividend Threshold based on the number of shares of common stock comprising the Reference Property and (if applicable) the value of any non-stock consideration comprising the Reference Property. If the Reference Property is composed solely of non-stock consideration, the Dividend Threshold shall be zero.
(b)Notice of Supplemental Indentures.  The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.  The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.
Section 4.08Stock Issued Upon Conversion.
(a)Reservation of Shares.  To the extent necessary to satisfy its obligations under this Indenture, prior to issuing any shares of Common Stock, the Company shall reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.
(b)Certain other Covenants.  The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner).
The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.
Section 4.9Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and the Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4.  The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.
Section 4.10Notice of Conversion Rate Adjustments. Whenever an adjustment to the Conversion Rate becomes effective pursuant to Sections 4.04, 4.05 or 4.06 hereof, the Company shall (i) file with the Trustee an Officer’s Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holders stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted.  Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment. Until such time as the Trustee or the Conversion Agent receives an Officer's Certificate setting forth such adjustment to the Conversion Rate and a brief statement of the facts requiring such adjustment, the Trustee and the Conversion Agent may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

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Section 4.11Exchange in Lieu of Conversion. When a Holder surrenders its Securities for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the Business Day following the Conversion Date, such Securities to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Securities surrendered for conversion, the designated institution must agree to timely deliver, in exchange for such Securities, the Settlement Amount that would otherwise be due upon conversion pursuant to Section 4.03. If the Company makes an Exchange Election, the Company shall notify the Holder surrendering its Securities for conversion and the Conversion Agent that the Company has made the Exchange Election, in each case, by the Close of Business on the Business Day following the relevant Conversion Date, and the Company shall notify the designated financial institution of the relevant deadline for delivery of the Settlement Amount and, no later than the second Business Day immediately following such Conversion Date, deliver (or direct the Conversion Agent to deliver) such Securities surrendered for exchange to the designated financial institution in lieu of conversion.
Any Securities exchanged by the designated institution shall remain outstanding, subject to applicable DTC procedures. If the designated institution agrees to accept any Securities for exchange but does not timely deliver the related Settlement Amount, or if such designated financial institution does not accept the Securities for exchange, the Company shall deliver the relevant Settlement Amount as if it had not made an Exchange Election.
ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY
Section 5.01Payment of Principal, Interest and Fundamental Change Repurchase Price.  This Section 5.01 shall replace Section 6.01 of the Base Indenture in its entirety.
The Company covenants and agrees that it shall cause to be paid the principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable), and accrued and unpaid interest, if any, on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.
Section 5.02Maintenance of Office or Agency.  This Section 5.02 replaces Section 6.02 of the Base Indenture in its entirety and references in the Base Indenture to Section 6.02 of the Base Indenture shall be deemed replaced with references to this Section 5.02.
The Company will maintain an office of the Paying Agent, an office of the Registrar and an office or agency where Securities may be presented or surrendered for conversion (“Conversion Agent”).  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations or surrenders may be made at the Corporate Trust Office.
The Company may also from time to time designate coregistrars one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Custodian, Conversion Agent and the Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
With respect to any Global Security, the Corporate Trust Office or any Paying Agent shall be the Place of Payment where such Global Security may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable

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Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.
Section 5.03Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 11.06 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.
Section 5.04Provisions as to Paying Agent.  This Section 5.04 shall replace Section 6.03 of the Base Indenture in its entirety and references in the Base Indenture to Section 6.03 of the Base Indenture shall be deemed replaced with references to this Section 5.04.
(a)If the Company shall appoint a Paying Agent other than the Trustee, the Company shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:
(1)that it will hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest, if any, on, and the Fundamental Change Repurchase Price for, and the Redemption Price for, the Securities in trust for the benefit of the Holders of the Securities;
(2)that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of, accrued and unpaid interest, if any, on, or the Fundamental Change Repurchase Price for, and the Redemption Price for, the Securities when the same shall be due and payable; and
(3)that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
The Company shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on, and Fundamental Change Repurchase Price for, and the Redemption Price for, the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, accrued and unpaid interest, or Fundamental Change Repurchase Price or Redemption Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.
(b)If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Repurchase Price for or Redemption Price for, the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal, accrued and unpaid interest, if any, on or Fundamental Change Repurchase Price or Redemption Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, accrued and unpaid interest on, or Fundamental Change Repurchase Price for or the Redemption Price for, the Securities when the same shall become due and payable.
(c)Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
Section 5.05Reports. This Section 5.05 shall replace Section 10.02 of the Base Indenture in its entirety.

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The Company shall file with the Trustee, within 15 days after it is required to file the same with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC).  Documents that the Company files with the SEC via the EDGAR system shall be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR, it being understood that the Trustee shall have no responsibility to determine if such filings have been made. Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants under this Indenture or the Securities (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under this Indenture, or participate in any conference calls.
Section 5.06Statements as to Defaults.  The Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company proposes to take with respect thereto.  Such Officer’s Certificate shall also comply with any additional requirements set forth in Section 16.01 of the Base Indenture.
Section 5.07Supplementary Interest Notice.  If Supplementary Interest is payable by the Company pursuant to Section 6.04 hereof, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (a) the amount of such Supplementary Interest that is payable and (b) the date on which such interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Supplementary Interest is payable.  If the Company has paid Supplementary Interest directly to the Persons entitled to them, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.
Section 5.08Covenant to Take Certain Actions.  Before taking any action which would cause an adjustment to the Conversion Rate such that the Conversion Price per share of Common Stock issuable upon conversion of the Securities would be less than the par value of the Common Stock, the Company shall take all corporate actions that may, in the opinion of its counsel, be necessary so it may validly and legally issue shares of Common Stock at such adjusted Conversion Rate.
Section 5.09Consolidation, Merger and Sale of Assets.  This Section 5.09 shall replace Section 6.04 of the Base Indenture in its entirety.
The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another person, unless (i) the resulting, surviving or transferee Person (if not the Company) is an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Securities  and this Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under this Indenture.  Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee Person (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture, and the Company shall be discharged from its obligations under the Securities and this Indenture except in the case of any such lease.
ARTICLE 6

REMEDIES
Section 6.01Amendments to the Base Indenture.

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(a)The Holders shall not have the benefit of Article VII of the Base Indenture and, with respect to the Securities, this Article 6 supersedes Article VII of the Base Indenture in its entirety. The references to Article VII of the Base Indenture are, with respect to the Securities, hereby deemed replaced by a reference to Article 6 hereof.
(b)The references to Section 7.01 in Section 11.02 and 11.03 of the Base Indenture are, with respect to the Securities, hereby deemed replaced by a reference to Section 6.02  hereof. The references to clause (e) or (f) of Section 7.01 in Section 11.01 of the Base Indenture are, with respect to the Securities, hereby deemed replaced by a reference to clause (h) or (i) of Section 6.02  hereof, respectively.
(c)The reference to Section 7.06 in Section 11.02 of the Base Indenture is, with respect to the Securities, hereby deemed replaced by a reference to Section 6.06  hereof.
(d)The reference to Section 7.07 in Section 3.06 of the Base Indenture is, with respect to the Securities, hereby deemed replaced by references to Section 6.07 hereof.
Section 6.02Events of Default.  Each of the following events (and only the following events) shall be an “Event of Default” wherever used with respect to the Securities:
(a)default in any payment of interest on any Security when due and payable and the default continues for a period of 30 days;
(b)default in the payment of principal of any Security when due and payable at its Stated Maturity, upon any required repurchase, redemption, upon declaration of acceleration or otherwise;
(c)failure by the Company to comply with its obligation to convert the Securities in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of three Business Days;
(d)failure by the Company to give a Fundamental Change Company Notice pursuant to Section 3.01(b) hereof or notice of a transaction pursuant to Section 4.01(b)(4) hereof, in each case when due;
(e)failure by the Company to comply with its obligations under Section 5.09;
(f)failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then Outstanding has been received to comply with any of the Company’s other agreements contained in the Securities or this Indenture;
(g)default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness exists on the date of this Supplemental Indenture or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise;
(h)the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company, any Significant Subsidiary or its or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, any Significant Subsidiary or any substantial part of the Company’s or any Significant Subsidiary’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

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(i)an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or any Significant Subsidiary or its or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, any Significant Subsidiary or any substantial part of its or their property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty consecutive days; and
(j)a final judgment or judgments for the payment of $25.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its Significant Subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.
Section 6.03Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(h) or Section 6.02(i)), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare the unpaid principal of and accrued interest, if any, due and payable immediately.  If an Event of Default specified in Section 6.02(h) or Section 6.02(i) occurs and is continuing, then all unpaid principal amounts and accrued interest, if any, shall immediately become due and payable, without any declaration or other action by the Trustee or any Holder of Securities.
Section 6.04Supplementary Interest.
(a)Notwithstanding any provisions of this Indenture to the contrary, if the Company so elects, the sole remedy for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, or (ii) the Company’s failure to comply with Section 5.05 hereof (a “Reporting Event of Default”), shall, for the first 360 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Securities (the “Supplementary Interest”) at a rate equal to (i) 0.25% per annum of the Outstanding principal amount of the Securities for the first 180 days during which such Event of Default has occurred and is continuing beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the Outstanding principal amount of the Securities for each day during the next 180-day period on which such Event of Default is continuing beginning on, and including the 181st day on which such Event of Default is continuing.  If the Company so elects, such  Supplementary Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Securities. On the 361st day after such Event of Default (if the Reporting Event of Default is not cured or waived prior to such 361st day), the Securities shall be subject to acceleration pursuant to Section 6.03 hereof. The provisions of this Section 6.04 shall not affect the rights of Holders of Securities in the event of the occurrence of any Event of Default that is not a Reporting Event of Default. In the event the Company does not elect to pay the  Supplementary Interest following an Event of Default in accordance with this Section 6.04  or the Company elected to make such payment but do not pay the  Supplementary Interest when due, the Securities shall be immediately subject to acceleration as provided in Section 6.03 hereof.
(b)In order to elect to pay the  Supplementary Interest as the sole remedy during the first 360 days after the occurrence of an Reporting Event of Default, the Company must notify all Holders of Securities, the Trustee and the Paying Agent of such election prior to the beginning of such 360-day period. Upon the Company’s failure to timely give such notice, the Securities shall be immediately subject to acceleration as provided in Section 6.03 hereof.

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Section 6.05Waiver of Past Defaults.  The Trustee may withhold notice to the Holders of Securities of any Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest or the failure to deliver the consideration due upon conversion, if it determines that withholding such notice is in the Holders’ interest. The Holders of a majority in principal amount of the Securities may waive any Default or Event of Default and rescind any acceleration with respect to the Securities and its consequences, except a continuing Default or Event of Default in the payment of principal or interest on the Securities or the failure to deliver the consideration due upon conversion if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of principal of and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.  Any such waiver shall cure such Default or Event of Default.
Section 6.06Control by Majority.  At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee, with respect to the Securities; provided that:
(a)the Trustee may refuse to follow any direction that conflicts with law or this Indenture;
(b)the Trustee may take any other action deemed proper by it which is not inconsistent with such direction; and
(c)subject to the Trustee’s duties under the Trust Indenture Act, the Trustee need not take any action that might involve it in personal liability or that might be unduly prejudicial to the rights of any other Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder).
Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or security satisfactory to it in its reasonable judgment against all losses and expenses caused by taking or not taking such action.
Section 6.07Limitation on Suits.   A Holder of the Securities shall only have the right to institute a proceeding under this Indenture or to appoint a receiver or trustee, or to seek other remedies if:
(a)the Holder has delivered to the Trustee written notice that an Event of Default has occurred and is continuing with respect to the Securities;
(b)the Holders of at least 25% of the aggregate principal amount of the Securities have requested the Trustee to pursue the remedy;
(c)such Holders have offered the Trustee security or indemnity satisfactory to it in its reasonable judgment against any loss, liability or expense;
(d)the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and
(e)the Holders of a majority in principal amount of the Outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.
A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.
Section 6.8Rights of Holders to Receive Payment and to Convert.  Notwithstanding anything to the contrary elsewhere in this Indenture, the right of any Holder to receive payment of the principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of, interest on, and the consideration due

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upon conversion of, its Securities, on or after the respective due date, or to bring suit for the enforcement of any such payment or conversion rights, shall not be impaired or affected without the consent of such Holder and shall not be subject to the requirements of Section 6.07 hereof.
Section 6.9Collection of Indebtedness; Suit for Enforcement by Trustee.  If an Event of Default specified in Section 6.02(a), 6.02(b) or 6.02(c) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest on, Fundamental Change Repurchase Price for, or Redemption Price for, and the amount of cash or the combination of cash and shares of Common Stock, if any, as the case may be, due upon the conversion of, the Securities, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Agents and their respective agents and counsel, as well as any other amounts that may be due under Section 11.01 of the Base Indenture.
Section 6.10Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
Section 6.11Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, shall be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.01 of the Base Indenture.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.01 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.12Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 6.13Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.07 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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Section 6.14Delay or Omission Not a Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.
Section 6.15Priorities.  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
FIRST: to the Trustee, the Agents and their respective agents and attorneys for amounts due under Section 11.01 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
SECOND: to the Holders, for any amounts due and unpaid on the principal of, accrued and unpaid interest on, Fundamental Change Repurchase Price for, Redemption Price for, and any cash due upon conversion of, any Security, without preference or priority of any kind, according to such amounts due and payable on all of the Securities; and
THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.
The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.15.  If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company shall deliver to each Holder and the Trustee a written notice, which notice shall state such record date, such payment date and the amount of such payment.
Section 6.16Undertaking for Costs.  All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Security, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.16 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Repurchase Price for or Redemption Price for, any Security on or after the due date expressed or provided for in this Indenture or to any suit for the enforcement of the right to convert any Security in accordance with the provisions of Article 4 hereof.
Section 6.17Waiver of Stay, Extension and Usury Laws.  The Company covenants that, to the extent that it may lawfully do so, it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.
Section 6.18Notices from the Trustee.  Notwithstanding anything to the contrary in the Base Indenture, whenever a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee must send notice of such Default to the Holders within 90 days after the date on which such Default first occurred.  Except in the case of a Default in the payment of the principal of, interest on, or Fundamental Change Repurchase Price for, or Redemption Price for, any Security or of a Default in the payment or delivery, as

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the case may be, of the consideration due upon conversion of a Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.
ARTICLE 7

SATISFACTION AND DISCHARGE
Section 7.01Inapplicability of Provisions of Base Indenture; Satisfaction and Discharge of the Indenture.  Article  XII of the Base Indenture shall not apply with respect to the Securities.  The provisions set forth in this Article 7 shall, with respect to the Securities, supersede in their entirety Article XII of the Base Indenture.
When (a) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Repurchase Date, on any Redemption Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash or the combination of cash and shares of Common Stock (or, if applicable, Reference Property), if any, as the case may be (solely to settle amounts due with respect to outstanding conversions), sufficient to pay all amounts due on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Repurchase Date or Redemption Date, by a verification report as to the sufficiency of the deposited amount from a firm of nationally recognized independent certified accountants or other financial professionals, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.
Section 7.02Deposited Monies to Be Held in Trust by Trustee.  Subject to Section 7.04 hereof, all monies, if any, deposited with the Trustee pursuant to Section 7.01 hereof shall be held in trust for the sole benefit of the Holders of the Securities, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or settlement of which such monies have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.
Section 7.03Paying Agent to Repay Monies Held.  Upon the satisfaction and discharge of this Indenture, all monies, if any, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
Section 7.04Return of Unclaimed Monies.  Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of the Securities for two years after the date upon which the principal of or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be

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repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.
Section 7.05Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.
ARTICLE 8

SUPPLEMENTAL INDENTURES
Section 8.01Supplemental Indentures Without Consent of Holders.  Section 14.01 of the Base Indenture shall not apply with respect to the Securities, and this Section 8.01 shall replace Section 14.01 of the Base Indenture in its entirety.
Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, to:
(a)cure any ambiguity, omission, defect or inconsistency under this Indenture or the Securities (as evidenced by an Officer’s Certificate);
(b)provide for the assumption of a successor entity of the Company’s obligations under this Indenture as set forth in Section 5.09 hereof;
(c)add guarantees with respect to the Securities;
(d)secure the Securities;
(e)add to the covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company;
(f)make any change that does not adversely affect the rights of any Holder;
(g)in connection with a transaction pursuant to Section 4.07 hereof, provide that the Securities are convertible into Reference Property, subject to the provisions of Section 4.03 hereof;
(h)provide for the issuance of additional Securities pursuant to Section 2.01(c) hereof;
(i)comply with the requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;
(j)conform the provisions of this Indenture or the Securities to the “Description of Notes” section of the Preliminary Prospectus Supplement, as supplemented by the related pricing term sheet (as evidenced by an Officer’s Certificate);

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(k)comply with the rules of any applicable Depositary so long as such amendment does not adversely affect the rights of any Holder in any material respect;
(l)irrevocably elect or eliminate one of the Settlement Methods and/or irrevocably elect a Specified Dollar Amount or minimum Specified Dollar Amount; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Security pursuant to Article 4; or
(m)increase the Conversion Rate as provided in this Indenture.
Section 8.02Supplemental Indentures With Consent of Holders.  Section 14.02 of the Base Indenture shall not apply with respect to the Securities, and this Section 8.02 shall replace Section 14.02 of the Base Indenture in its entirety.
With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture, including without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Securities and by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:
(a)reduce the amount of Securities whose Holders must consent to an amendment;
(b)reduce the rate of or extend the stated time for payment of interest, including any additional interest, on any Security;
(c)reduce the principal of, or any premium on, or extend the Stated Maturity of any Security;
(d)make any change that adversely affects the conversion rights of any Securities;
(e) reduce the Fundamental Change Repurchase Price or Redemption Price of any Security or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions of the covenants, definitions or otherwise;
(f)make any Security payable in money, or at a place of payment, other than that stated in the Security;
(g)change the ranking of the Securities;
(h)make any change in the amendment provisions that requires each Holder’s consent or in the waiver provisions; or
(i)impair the right of any Holder to receive payment of principal and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities.
It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless

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such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.
Section 8.03Notice of Amendment or Supplement.  After an amendment or supplement under this Article 8 becomes effective, the Company shall deliver to the Holders a notice briefly describing such amendment or supplement.  However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.
ARTICLE 9

REDEMPTION
Section 1.01Amendments to the Base Indenture.
(a)Redemption.  Article IV of the Base Indenture shall not apply with respect to the Securities. Instead, the provisions of this Article 9 shall, with respect to the Securities, supersede in its entirety Article IV of the Base Indenture.
(b)No Sinking Fund.  Article V of the Base Indenture shall not apply with respect to the Securities.
Section 1.02Redemption.
(a)The Securities shall not be redeemed by the Company prior to June 15, 2024. On or after June 15, 2024, the Company may redeem the Securities (an “Optional Redemption”) for cash, in whole or from time to time in part, at the Company’s option, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date; provided, however, that if the Redemption Date falls after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record on such Regular Record Date and the Redemption Price shall be equal to 100% of the principal amount of the Securities to be redeemed. If a Holder surrenders its Securities for conversion following the date the Company delivers a Redemption Notice and prior to the related Redemption Date, interest will continue to accrue until, but not including, the date on which the Company delivers the Settlement Amount in respect of such Securities that such Holder converts, and will be payable to the Holder together with the Settlement Amount.
Section 9.03Notice of Redemption; Selection of Securities.
(a)If the Company wishes to exercise its right to redeem all or, as the case may be, any part of the Securities pursuant to Section 9.02 hereof, it shall fix a date for redemption (each, a “Redemption Date”), and it or, at its written request received by the Trustee not less than five Business Days prior to the date of the Redemption Notice (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall provide notice of such Redemption (a “Redemption Notice”) not less than 60 nor more than 80 Scheduled Trading Days’ notice before the Redemption Date to each Holder of Securities; provided that if the Company elects Physical Settlement for Conversion Dates occurring on or after June 15, 2024 in accordance with Article 4 hereof, the Company shall provide not less than 10 nor more than 80 Scheduled Trading Days’ notice before such Redemption Date to each Holder of Securities. Such Redemption Notice shall be provided by mail or electronic delivery to each Holder of Securities so to be redeemed as a whole or in part at its last address as the same appears on the Security Register. The Redemption Date must be a Business Day.
(b)The Redemption Notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to deliver such Redemption Notice or any defect in the Redemption Notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

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(c)Each Redemption Notice shall specify:
(1)the Redemption Date;
(2)the Redemption Price;
(3)that on the Redemption Date, the Redemption Price will become due and payable upon each Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;
(4)the place or places where such Securities must be surrendered for payment of the Redemption Price;
(5)that Holders may surrender their Securities for conversion at any time prior to the Close of Business on the second Business Day immediately preceding the Redemption Date;
(6)the procedures a converting Holder must follow to convert its Securities and the Specified Dollar Amount, if applicable;
(7)the then-current Conversion Rate;
(8)the CUSIP and ISIN or other similar numbers, if any, assigned to such Securities; and
(9)in case any Security is redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Security, a new Security in principal amount equal to the unredeemed portion thereof shall be issued.
(d)A Redemption Notice shall be irrevocable.
(e)If fewer than all of the outstanding Securities are to be redeemed, the Securities shall be selected for Optional Redemption (in principal amounts of $1,000 or multiples thereof) in accordance with the applicable procedures of DTC, in the case of Global Securities, and by lot, in the case of certificated Securities.
(f)In the event of any redemption in part, the Company shall not be required to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.
Section 9.04Payment of Securities Called for Redemption.
(a)If any Redemption Notice has been given in respect of the Securities in accordance with Section 9.03 hereof, the Securities shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Securities at the place or places stated in the Redemption Notice, the Securities shall be paid and redeemed by the Company at the applicable Redemption Price.
(b)Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 5.04 hereof an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Securities to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Securities to be redeemed shall be made on the Redemption Date for such Securities. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.
Section 9.05Restrictions on Redemption.

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(a)The Company may not redeem any Securities on any date if the principal amount of the Securities has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Securities).
ARTICLE 10

NO SUBORDINATION
Section 10.01Amendments to the Base Indenture.
(a)No Subordination.  Article XV of the Base Indenture shall not apply with respect to the Securities.
ARTICLE 11

MISCELLANEOUS
Section 11.1Effect on Successors and Assigns.  Notwithstanding Section 16.07 of the Base Indenture, all agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Securities shall bind their respective successors.
Section 11.2Governing Law. Waiver of Trial by Jury. THIS INDENTURE, THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR THE SECURITIES.
Section 11.3No Security Interest Created.  Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
Section 11.4Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
Section 11.5Benefits of Supplemental Indenture.  Notwithstanding anything to the contrary in Section 16.09 of the Base Indenture, nothing in this Supplemental Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Authenticating Agent, any Registrar or their successors hereunder or the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.
Section 11.6Calculations.  Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Securities.  These calculations include, but are not limited to, determinations of the Stock Price, Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, adjustments to the Conversion Price and the Conversion Rate, the amount of conversion consideration deliverable in respect of any conversion, accrued interest payable on the Securities and the Conversion Rate.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of

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the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee shall forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.
Whenever the Company is required to calculate the Conversion Rate, the Company shall do so to the nearest 1/10,000th of a share of Common Stock.
Section 11.7Execution in Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. This Supplemental Indenture (or any document delivered in connection with this Supplemental Indenture) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
Section 11.8Notices.  The Company or the Trustee, by notice given to the other in the manner provided in Section 16.03 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.
Notwithstanding anything to the contrary in the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company shall, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, the Registrar and the Conversion Agent.  Each notice to the Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be sufficiently given if in writing and mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent, the Registrar or the Conversion Agent, as the case may be, to the Company.
Section 11.9Ratification of Base Indenture.  The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Securities.  For the avoidance of doubt, each of the Company and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.
Section 11.10The Trustee.  The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee, the Registrar and the Paying Agent shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as set forth in full herein.
Section 11.11No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, this Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder, by accepting a Security, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.

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Section 11.12Separability Clause.  In case any provision in this Second Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 11.13Conflict with Base Indenture.  To the extent that any provision of this Supplemental Indenture relating to the Securities is inconsistent with any provision of the Base Indenture, such provision of this Supplemental Indenture shall control with respect to the Securities.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.
WESTERN ASSET MORTGAGE CAPITAL CORPORATION
By:     /s/ Lisa Meyer
Name:     Lisa Meyer
Title:    Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
By:    /s/ Scott Little
Name:    Scott Little
Title:    Vice President

[Signature Page to Second Supplemental Indenture]

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SCHEDULE A
The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 4.06 based on the Stock Price and Effective Date set forth below.

	Stock Price
Effective Date	$2.69	$2.96	$3.05	$3.15	$3.25	$3.40	$3.50	$4.00
September 14, 2021	33.7952	15.3986	11.1377	7.3460	4.4400	1.5088	0.4371	0.0000
September 15, 2022	33.7952	13.2297	8.7934	5.0190	2.3631	0.3471	0.0343	0.0000
September 15, 2023	33.7952	8.9291	4.7869	1.8571	0.4554	0.0206	0.0000	0.0000
September 15, 2024	33.7952	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

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EXHIBIT A

[FORM OF FACE OF SECURITY]
[For Global Securities, include the following legend:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH SHALL BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

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No.:	[•]
CUSIP:	[•]
ISIN:	[•]

Principal Amount $[•]
[as revised by the Schedule of Increases
and Decreases in the Global Security attached hereto]1
Western Asset Mortgage Capital Corporation
6.75% Convertible Senior Notes due 2024
WESTERN ASSET MORTGAGE CAPITAL CORPORATION, a Delaware corporation, promises to pay to [•] [include “CEDE & CO.” for Global Security] or registered assigns, the principal amount of $[•] [or such other principal amount as shall be set forth on the Schedule of Increases and Decreases in the Global Security attached hereto]2 on September 15, 2024 (the “Maturity Date”).
Interest Payment Dates: March 15 and September 15, beginning on March 15, 2022.
Regular Record Dates: March 1 and September 1.
Additional provisions of this Security are set forth on the other side of this Security.

[Signature page follows]
1 Include for Global Securities only.
2 Include for Global Securities only.

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IN WITNESS WHEREOF, WESTERN ASSET MORTGAGE CAPITAL CORPORATION has caused this instrument to be duly signed.
WESTERN ASSET MORTGAGE CAPITAL CORPORATION
By:
Name:
Title:
Dated:

[Signature Page to Security]

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Wells Fargo Bank, National Association, as Trustee, certifies that this is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory
Dated:

[Signature Page for Trustee Certification of Security]

ACTIVE/111902749.6

[FORM OF REVERSE OF SECURITY]
WESTERN ASSET MORTGAGE CAPITAL CORPORATION
6.75% Convertible Senior Notes due 2024
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under an Indenture dated as of October 2, 2017 (herein called the “Base Indenture”), and as supplemented by the Second Supplemental Indenture, dated as of September 14, 2021 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and WELLS FARGO BANK, NATIONAL ASSOCIATION, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security does not benefit from a sinking fund.
This Security shall accrue interest at a rate equal to 6.75% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date.  Interest on a Security shall cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article 3 of the Supplemental Indenture, any Fundamental Change Repurchase Date for such Security, subject to the provisions of Article 9 of the Supplemental Indenture, any Redemption Date for such Security and, subject to the provisions of Article 4 of the Supplemental Indenture, any Conversion Date for such Security.  Interest on any Security shall be payable semi-annually in arrears on each Interest Payment Date, beginning March 15, 2022, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months, and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.  Pursuant to Section 6.04 of the Supplemental Indenture, in certain circumstances, the Company may be obligated to pay Holders Supplementary Interest.
This Security is not subject to redemption prior to June 15, 2024. On or after June 15, 2024, the Company may redeem the Securities for cash, in whole or from time to time in part, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date; provided, however, that if the Redemption Date falls after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, the Company will pay the full amount of accrued and unpaid interest to the Holder of record on such Regular Record Date and the Redemption Price will be equal to 100% of the principal amount of the Securities to be redeemed. If a Holder surrenders its Securities for conversion following the date the Company delivers a Redemption Notice and prior to the related Redemption Date, interest will continue to accrue until the date on which the Company delivers the Settlement Amount in respect of such Securities that such Holder converts, and will be payable to the Holder together with the Settlement Amount.
As provided in Section 2.04(c) of the Supplemental Indenture, payments of the Fundamental Change Repurchase Price, Redemption Price, principal and interest that are not made when due shall accrue interest per annum at the then-applicable interest rate for the Securities plus one percent from the required payment date.
The Securities shall mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security shall be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Securities (except that accrued and unpaid interest shall be paid on the Maturity Date to Holders of record on the related Regular Record Date).
Notwithstanding anything to the contrary, if the Maturity Date or any Interest Payment Date, Fundamental Change Repurchase Date, any Redemption Date or Conversion Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the

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same force and effect as if taken on such scheduled payment date, and no additional interest shall accrue and no Default shall occur on account of such delay.
As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Security shall have the right, at such Holder’s option, to require the Company to purchase this Security, or any portion of this Security that is equal to $1,000 or a multiple of $1,000, on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price for such Fundamental Change Repurchase Date.
As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding June 15, 2024, and (ii) on or after June 15, 2024, at any time prior to the Close of Business on the second Business Day immediately preceding the Maturity Date, to convert this Security or a portion of this Security that is a multiple of $1,000, into an amount of cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, determined in accordance with Article 4 of the Supplemental Indenture.
As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Repurchase Price for, any Redemption Price for, and the principal amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security.  The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon or amounts due upon conversion on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Repurchase Price or the Redemption Price), interest on and the amount of cash, shares of Common Stock or combination of cash and shares of Common Stock, as the case may be, due upon conversion of, this Security at the time, place and rate, and in the coin and currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or

ACTIVE/111902749.6

agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.
The Securities are issuable only in registered form without coupons in minimum denominations of $1,000 and multiples of $1,000.  As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other similar governmental charge payable in connection therewith.
All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.  If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.
[Remainder of the page intentionally left blank]

ACTIVE/111902749.6

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full

TEN COM - as tenants in common	UNIF GIFT MIN ACT Custodian
(Cust)
TEN ENT -as tenants by the entireties
(Minor)
JT TEN - as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act __________ (State)
Additional abbreviations may also be used though not in the above list.

ACTIVE/111902749.6

ANNEX A
[Include for Global Security]
SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY
Initial principal amount of Global Security:

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	Principal Amount of Global Security after Increase or Decrease	Notation by Registrar or Custodian

ACTIVE/111902749.6

ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]
To:    WESTERN ASSET MORTGAGE CAPITAL CORPORATION
The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or a portion hereof (which is a multiple of $1,000) below designated, into an amount of cash, shares of Common Stock or combination of cash and shares of Common Stock, as the case may be, in accordance with the terms of the Indenture referred to in this Security, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Securities representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.
Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security to be converted.  If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.
Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)
Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

ACTIVE/111902749.6

Fill in for registration of any shares of Common Stock and Securities if to be issued otherwise than to the registered Holder.

(Name)

(Address)
Please print Name and Address
(including zip code number)
Social Security or other Taxpayer
Identifying
Number

ACTIVE/111902749.6

ACTIVE/111902749.6

ATTACHMENT 2
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To:    WESTERN ASSET MORTGAGE CAPITAL CORPORATION
The undersigned registered owner of this Security hereby acknowledges receipt of a notice from WESTERN ASSET MORTGAGE CAPITAL CORPORATION (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (i) the entire principal amount of this Security, or the portion thereof (that is equal to $1,000 or a multiple of $1,000) below designated, and (ii) if such Fundamental Change Repurchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.
In the case of certificated Securities, the certificate numbers of the Securities to be purchased are as set forth below:
Dated:
Signature(s)

Social Security or Other Taxpayer Identification Number
principal amount to be repaid (if less than all):
$          ,000

NOTICE: The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

ACTIVE/111902749.6

ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
For value received            hereby sell(s), assign(s) and transfer(s) unto            (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                      to                      transfer the said Security on the books of the Company, with full power of substitution in the premises.

Signature(s)
Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program

ACTIVE/111902749.6